UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2019, Frank D. Heuszel, who has been serving as interim Chief Executive Officer of Document Security Systems, Inc. (the “Company”) since April 11, 2019, was appointed as the Company’s permanent Chief Executive Officer. As previously reported, Mr. Heuszel also serves as the Company’s interim Chief Financial Officer. Mr. Heuszel’s biographical information is contained in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2018 filed with the Securities and Exchange Commission on April 26, 2019. There is no arrangement or understanding with Mr. Heuszel and any other person pursuant to which he was appointed as Chief Executive Officer of the Company. There is no family relationship between him and any director or executive officer of the Company, and he is not a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

Effective on May 9, 2019, the Board of Directors (the “Board”) of the Company elected John Thatch as a non-executive, independent member of the Company’s Board to fill a vacancy. Mr. Thatch will also serve as a member of the Company’s Audit Committee and as a member of the Company’s Nominating and Corporate Governance Committee. Mr. Thatch is financially literate as determined by the Company’s Board and as such, qualifies to serve on the Audit Committee.

Mr. Thatch is an accomplished professional and entrepreneur that has started, owned and operated several businesses in various industries that include service, retail, wholesale, education, finance, real estate management and technology companies. Currently, Mr. Thatch is the Chief Executive Officer and a director of Sharing Services Global Corporation, a publicly listed, diversified holding company specializing in the direct selling and marketing industry. He has served in this role since March of 2018. He is also a principal owner of Superior Wine & Spirits, a Florida-based company that imports, wholesales and distributes wine and liquor throughout the State of Florida. He has been involved in this business venture since February of 2016. Mr. Thatch served as Chief Executive Officer of Universal Education Strategies, Inc. from January 2009 - January 2016, an organization consisting of six companies that specialized in the development and sales of educational products and services. From 2000 - 2007, he was the Chief Executive Officer of Onscreen Technologies, Inc., currently listed on NASDAQ as CUI Global, Inc., a global leader in the development of cutting-edge thermal management technologies for integrated LED technologies, circuits and superconductors. Mr. Thatch was responsible for all aspects of the company including board and shareholder communications, public reporting and compliance with Sarbanes-Oxley, structuring and managing the firm’s financial operations, and expansion initiatives for all corporate products and services. Mr. Thatch’s public company financial and management experience in the strategic growth and development of various companies qualify him to serve on the Company’s Board.

There is no arrangement or understanding with Mr. Thatch and any other person pursuant to which he was elected as a director of the Company. There is no family relationship between him and any director or executive officer of the Company, and he is not a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

Item 8.01 Other Events

On May 9, 2019, the Company received notification from NYSE Regulation that it is back in compliance with the NYSE American LLC continued listing standards set forth in Section 801(h) of the NYSE American LLC Company Guide. Specifically, the Company’s Board of Directors is now comprised of at least 50% independent directors, and the Company’s Audit Committee now has a minimum of two members as required for Smaller Reporting Companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: May 10, 2019	By:	/s/ Frank D. Heuszel
Frank D. Heuszel
Chief Executive Officer and Interim Chief Financial Officer